Exhibit (c)(v) CONFIDENTIAL – PRELIMINARY DRAFT SUBJECT TO MATERIAL REVISION [****] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission. Presentation to the Board of Directors Project Picasso Goldman Sachs & Co. LLC April 17, 2024 Goldman Sachs does not provide accounting, tax, or legal advice. Notwithstanding anything in this document to the contrary, and except as required to enable compliance with applicable securities law, you (and each of your employees, representatives, and other agents) may disclose to any and all persons the US federal income and state tax treatment and tax structure of the transaction and all materials of any kind (including tax opinions and other tax analyses) that are provided to you relating to such tax treatment and tax structure, without Goldman Sachs imposing any limitation of any kind.

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CONFIDENTIAL – PRELIMINARY DRAFT SUBJECT TO MATERIAL REVISION Table of Contents I. Process Update II. Overview of Management Plan III. Valuation Perspectives Appendix A: Supplementary Materials 3

CONFIDENTIAL – PRELIMINARY DRAFT SUBJECT TO MATERIAL REVISION I. Process Update

CONFIDENTIAL – PRELIMINARY DRAFT SUBJECT TO MATERIAL REVISION Summary of Party Engagement Sponsors (8) Strategics (5) [****] [****][****][****] [****] Initial Engagement (13)[****][****] [****][[ [****] [****][****] [****][ [****] [****] [****] [****] [****] Executed NDA, Management Presentations and/or Deep Dive Meetings (8)[****] [****][* [****] [****] Indicated interest in Non-Binding partnering on a transaction [****] Verbal Indications Other of Interest Scheduled session for [****] Received diligence deep dive Process Update 5

CONFIDENTIAL – PRELIMINARY DRAFT
SUBJECT TO MATERIAL REVISION

Goldman Sachs

INVESTMENT BANKING

Summary of Investor Feedback to Date

		MP	Diligence Sessions	Follow Up Q&A	Latest Developments
Tier 1 Sponsor	BainCapital	✓	✓	✓	■ Enthusiastic about the company and management and would like to get a transaction done by earnings ■ While they have received most of the information they need to this stage, they have requested additional time with management to walk through a product demo
Tier 1 Sponsor	[****]	✓	✓		■ Spent time with EY and GS teams late last week to through the tax treatment and M&A opportunity ■ Indicated a control transaction will be challenging and they would be willing to participate with another lead subject to valuation with flexibility to deploy capital from several pockets
Tier 1 Sponsor	[****]	✓	✓	✓	■ Complimentary of management and the process having spent time engaging through a management presentation, several diligence sessions, and multiple touch points with GS team ■ Through the process they validated their initial assumptions, but were not able to get to an above market deal given conservatism around AI and international and a conservative M&A case
Tier 1 Sponsor	[****]	✓	✓		■ Indicated this is a company with strong market leadership, strong organic and inorganic growth with tailwinds from AI ■ Commented that it will be tough to provide a notable premium to market, especially when factoring in the TRA; however, they would be interested in opportunities to provide liquidity through creative structures
Tier 1 Sponsor	[****]	✓	✓		■ Indicated they have admiration for the company, but were having a hard time getting to a premium well above market ■ Expressed concerns over underwriting the combination of forward growth + margin but indicated they would be interested in providing liquidity through a structured transaction that would require a premium to public investors
Tier 1 Sponsor	[****]	✓	✓		■ Expressed uncertainty on reaching 3x MOIC within next ~3-4 years given combination of organic investment required coupled with delevering likely needed to go public again in that time frame
Strategics	[****]	✓			■ More positive on the end market than the previous process; however, they do not have bandwidth to take on given [****] integration in another complicated market (healthcare) ■ However, they believe this is a company that aligns with senior leadership aspiration and would like to stay close depending on next steps
Strategics	[****]	✓	✓	✓	■ Have requested additional diligence sessions to discuss growth / margin and investment trade-offs along with additional detail for their diligence

Initial Pass	[****]	[****]	[****]	[****]	[****]	[****]

Process Update 6

CONFIDENTIAL – PRELIMINARY DRAFT SUBJECT TO MATERIAL REVISION Key Themes from Investor Feedback ◼ Respect for Picasso’s market leadership and quality of the business built to date ◼ Respect for the management team, their vision and performance and appreciation for the time spent addressing investor questions ◼ Investors and potential strategics had a tough time reaching above market prices for several reasons: — Combination of underwriting notable margin expansion coupled with plans to continue growing 10%+ through hold period — In particular, there was a view that the business requires a strong second half to the year and investor models are highly sensitive to the net retention and organic growth required to meet 2024 budget and longer-term plan — Certain products including Schoology, SchoolMessenger, and Naviance are facing headwinds which puts pressure on the remaining cloud solutions — Historical growth from LMS is slowing and Picasso saw the benefits of several larger than normal contracts in the previous year — Conservatism in underwriting the full AI and International business plan – investors often haircut these aspects in their plan given the early stages in both — Ability to underwrite full M&A plan available to Picasso as a private company — Capacity to take on control transaction given equity check likely required – several investors offered to think through structured solutions to provide some level of liquidity at a smaller check size and lower premium — Most exit opportunities (e.g., sale to another sponsor) will prove challenging given scale and valuation the business will reach as a private company, especially in the current environment Process Update 7

CONFIDENTIAL – PRELIMINARY DRAFT SUBJECT TO MATERIAL REVISION II. Overview of Management Plan

CONFIDENTIAL – PRELIMINARY DRAFT SUBJECT TO MATERIAL REVISION Picasso Historical and Projected Financial Profile ($ in millions) Historical Picasso Management Plan CAGR 2021A 2022A 2023A 2024E 2025E 2026E 2027E 2028E 2029E 21-23A 24-29E Revenue $ 559 $ 631 $ 698 $ 788 $ 874 $ 975 $ 1,093 $ 1,231 $ 1,392 12% 12 % YoY Growth 13% 11% 13% 11% 12% 12% 13% 13 % Adjusted EBITDA $ 161 $ 196 $ 232 $ 277 $ 327 $ 378 $ 439 $ 513 $ 595 20% 17 % YoY Growth 22% 18% 19% 18% 16% 16% 17% 16% % Margin 29% 31% 33% 35% 37% 39% 40% 42% 43 % Unlevered Free Cash Flow $ 170 $ 146 $ 204 $ 206 $ 313 $ 365 $ 428 $ 475 $ 540 9% 21 % YoY Growth (14)% 39% 1% 52% 16% 17% 11% 14% % uFCF Conversion 106% 74% 88% 75% 96% 96% 97% 93% 91 % Source: Financial forecasts for Picasso prepared by the Picasso Management and approved by Picasso for Goldman Sachs’ use (“Picasso Management Plan”). Overview of Management Plan 9

CONFIDENTIAL – PRELIMINARY DRAFT SUBJECT TO MATERIAL REVISION Picasso Management vs Street Financial Profile ($ in millions) Unlevered Cash Flow Revenue Adjusted EBITDA Management expects 5% $ 378 higher margin in ‘25E $ 981 versus street estimates $ 313 $ 354 $ 327 $ 975 $ 873 $ 307 $ 272 $ 277 $ 874 $ 225 $ 789 $ 270 $ 788 Management expects margin expansion $ 206 300bps greater than the street by 2026 Includes acquisition cash outflows of $42mm in ‘24E 2024E 2025E 2026E 2024E 2025E 2026E 2024E 2025E % YoY Growth % Margin % Margin 1 Street 13% 11% 12 % Street 34% 35% 36 % Street 29% 31 % Mgmt. 13% 11% 12 % Mgmt. 35% 37% 39 % Mgmt. 26% 36 % Source: Picasso Management Plan, Company filings, FactSet median consensus estimates; market data as of 16-Apr-2024. 1 Picasso (Street) uFCF calculated as (CFO – CapEx – Cap. Software Costs + Interest Expense * (1- Tax Rate)). Assumes 1.2% illustrative pre-TRA payout tax rate, per Picasso Management. Overview of Management Plan 10

CONFIDENTIAL – PRELIMINARY DRAFT SUBJECT TO MATERIAL REVISION Financial Profile Benchmarking CY 2024E – 2026E Revenue CAGR Median: 12% 20% 18% 17% 14% 14% 14% 11% 11% 12% 10% 10% 10% 10% 9 % Picasso Picasso Management Street CY 2024E EBITDA Margin ’24-’26 CAGR Median: 28% 44% 42% 41% 40% 35% 37% 34% 30% 26% 26% 17% 16% 14% 13% 17% 15% 11% 18% 10% 16% 12% 18% 15% 18% 35% 36% 22% 32 % Picasso Picasso Management Street 1 CY2024E uFCF Margin ’25 2 Growth 44 % Median: 21% 36% 35% 32% 31% 29% 24% 23% 20% 19% 15% 14% 13% 11% 26% 21% 5% 6% 19% 16% 39% 13% 16% 26% 78% 35% 46% 37 % Picasso Picasso 3 Management Street 1 Source: Picasso Management Plan, Company filings, FactSet median consensus estimates; market data as of 16-Apr-2024. uFCF margin is calculated as (CFO – CapEx – Cap. Software Costs + Interest Expense * (1- Tax Rate)) / 2 Revenue. Assumes 1.2% illustrative pre-TRA payout tax rate for Picasso, per Picasso Management. Software Costs calculated as 2023 % of revenue multiplied by 2024 revenue if consensus estimates were unavailable. Reflects 3 2025 uFCF growth %. 2025 growth % used instead of 2024-2026 CAGR given 2026 consensus estimates unavailable. 2024E uFCF normalized to exclude the $42mm of acquisition cash outflows. Overview of Management Plan 11

CONFIDENTIAL – PRELIMINARY DRAFT III. Valuation Perspectives

CONFIDENTIAL – PRELIMINARY DRAFT SUBJECT TO MATERIAL REVISION Picasso Stock Price History Since IPO $40.0 $30.0 52-Week High $ 25.16 $ 22.14 6-Month VWAP 9.6% 3-Month VWAP $ 22.06 1-Year VWAP $ 21.28 $ 20.58 VWAP Since IPO $20.0 2-Year VWAP $ 19.93 Current $19.73 $ 16.41 52-Week Low $10.0 Jul-21 Jan-22 Jun-22 Nov-22 May-23 Oct-23 Apr-24 Source: FactSet; market data as of 16-Apr-2024 Note: Reflects trading performance from 28-Jul-2021 to 16-Apr-2024. Valuation Perspectives 13 Share Price (USD)

CONFIDENTIAL – PRELIMINARY DRAFT SUBJECT TO MATERIAL REVISION Valuation Multiples Over Times Since Picasso IPO NTM EV / EBITDA Multiples Since Picasso IPO NTM EV / UFCF Multiples Since Picasso IPO 70 x 70 x 1 1 1 1 60 x 60 x 2 2 2 2 50 x 50 x 40 x 41.2 x 40 x 37.8 x 30.8 x 30 x 30 x 28.9 x 23.5 x 20 x 20 x 19.9 x 16.0 x 13.8 x 10 x 10 x 0 x 0 x Jul-2021 Nov-2021 Mar-2022 Aug-2022 Dec-2022 Apr-2023 Aug-2023 Dec-2023 Apr-2024 Jul-2021 Nov-2021 Mar-2022 Aug-2022 Dec-2022 Apr-2023 Aug-2023 Dec-2023 Apr-2024 Source: FactSet median consensus estimates; market data as of 16-Apr-2024. Note: Reflects trading performance from 28-Jul-2021 to 16-Apr-2024. Maximum threshold for trading multiples set to 100.0x. 1 Instructure EV PF for incremental debt and cash used for Parchment acquisition in Q1 2024. 2 Includes Appfolio, Autodesk, Aspen Tech, Descartes, Guidewire, Jamf, nCino, Procore, SPS Commerce, and Veeva. Valuation Perspectives 14

CONFIDENTIAL – PRELIMINARY DRAFT
SUBJECT TO MATERIAL REVISION
INVESTMENT BANKING

Current Wall Street Perspectives

Street Projections | Target Price & Analyst Sentiment | $ in Millions

Evolution of Picasso Revenue Estimates


$ 1,100
$ 1,000
$ 900
$ 800
$ 700
$ 600
Yearly Revenue Estimate (USD)
$ 981
$ 873
$ 789
Apr-2022
Oct-2022
Apr-2023
Oct-2023
Apr-2024
FY2024E
FY2025E
FY2026E

Evolution of Picasso EBITDA Estimates


$ 400
$ 350
$ 300
$ 250
$ 200
Yearly EBITDA Estimate (USD)
$ 354
$ 307
$ 270
Apr-2022
Oct-2022
Apr-2023
Oct-2023
Apr-2024
FY2024E
FY2025E
FY2026E

IBES Median Target Price


$40
$30
$20
$10
$0
Share Price (USD)
$ 27.00
$ 19.73
Apr-2022
Oct-2022
Apr-2023
Oct-2023
Apr-2024
Share Price
Target Price

Evolution of Analyst Sentiment


12
12
12
14
14
14
14
13
14
8 %
8 %
25 %
25 %
33 %
21 %
14 %
7 %
7 %
8 %
14 %
67 %
67 %
67 %
79 %
86 %
93 %
93 %
92 %
86 %
Apr-2022
Jul-2022
Oct-2022
Jan-2023
Apr-2023
Jul-2023
Oct-2023
Jan-2024
Apr-2024
Buy
Hold
Sell

Broker Valuation Methodologies

Broker	Date	12-Month Price Target	PV of Price Target[1]	Valuation Methodology
Piper Sandler	5-Mar-2024	$29.00	$26.00	7.5x 2025E Revenue
Jefferies	4-Mar-2024	$30.00	$27.00	DCF
Macquarie	27-Feb-2024	$26.00	$23.50	7.5x 2024E Revenue
Barclays	27-Feb-2024	$28.00	$25.00	21.0x 2025E EBITDA
BofA	26-Feb-2024	$30.00	$27.00	25.4x 2024E EBITDA
UBS	26-Feb-2024	$25.00	$22.50	26.3x 2025E FCF
RBC	26-Feb-2024	$27.00	$24.50	8.0x 2024E Revenue
Median		**$28.00**	**$25.00**	

Source: FactSet Market data as of 16-Apr-2024
Note: Anonymous brokers are excluded from the Current Broker Recommendation table but included in median.
[1] 12-month price target discounted back at 10.1% WACC and rounded to the nearest $0.50.

Valuation Perspectives
15

CONFIDENTIAL – PRELIMINARY DRAFT SUBJECT TO MATERIAL REVISION Picasso Shareholder Evolution Top 25 Institutions Historical Positions Q2 '24 (Shares in mm) Position Cost Unrealized AUM Last Report Shares 1 2 3 Institution Fund Country Refinitiv Style ($bn) Entry Date Date Basis Gain % BSO (mm) Q1 '24 Q4 '23 Q3 '23 Q2 '23 Q1 '23 Q4 '22 Q3 '22 Q2 '22 Vanguard United States Index 5,862.4 Q3 '21 31-Dec-2023 18.18 16.5 4.7 9.5 9.5 9.5 6.9 9.0 5.4 7.1 6.6 6.6 Wellington United States Value 652.4 Q3 '21 31-Dec-2023 18.89 12.1 2.3 4.7 4.7 4.7 7.1 6.5 4.5 3.8 3.1 2.3 BlackRock Institutional Trust Co. United States Index 3,464.6 Q3 '21 31-Dec-2023 23.34 (9.3) 2.0 4.1 4.1 4.1 3.7 3.4 3.0 2.7 2.4 2.6 Wasatch Global Investors Inc United States GARP 21.8 Q3 '23 31-Dec-2023 21.95 (3.6) 1.7 3.5 3.5 3.5 3.1 William Blair & Company, L.L.C. (Research) United States Broker Dealer 31.7 Q4 '21 31-Dec-2023 19.53 8.4 1.6 3.3 3.3 3.3 3.3 3.1 3.0 1.5 1.2 0.1 TimesSquare Capital Management, LLC United States Growth 7.7 Q3 '21 31-Dec-2023 19.81 6.9 1.0 1.9 1.9 1.9 2.4 2.9 3.0 2.7 2.5 2.5 Mackenzie Financial Corporation Canada Growth 99.0 Q3 '21 31-Dec-2023 19.03 11.3 0.9 1.8 1.8 1.8 1.8 1.8 0.0 0.0 0.0 0.0 Dimensional Fund Advisors United States Quantitative 541.2 Q3 '22 31-Dec-2023 20.00 5.8 0.8 1.7 1.7 1.7 1.4 1.0 0.8 0.6 0.3 Riverbridge Partners, LLC United States Growth 8.5 Q3 '23 31-Dec-2023 21.95 (3.5) 0.8 1.6 1.6 1.6 1.5 State Street Global Advisors (US) United States Index 2,297.3 Q3 '21 31-Dec-2023 23.67 (10.6) 0.6 1.3 1.3 1.3 1.2 1.1 1.0 0.9 0.9 0.9 Geode Capital Management, L.L.C. United States Index 1,213.1 Q3 '21 31-Dec-2023 23.87 (11.3) 0.6 1.2 1.2 1.2 1.1 0.9 0.8 0.7 0.7 0.7 Calvert Research and Management United States Value 15.5 Q3 '23 31-Dec-2023 21.99 (3.7) 0.6 1.2 1.2 1.2 0.8 T. Rowe Price United States GARP 808.9 Q3 '21 31-Dec-2023 20.00 5.8 0.6 1.1 1.1 1.1 1.2 1.1 1.1 0.7 0.0 0.0 Goldman Sachs Asset Management, L.P. United States Growth 316.1 Q4 '21 31-Dec-2023 19.23 10.1 0.5 1.1 1.1 1.1 1.0 1.1 0.0 0.1 0.1 0.0 JP Morgan Asset Management United States GARP 645.0 Q4 '21 31-Dec-2023 21.89 (3.3) 0.5 1.1 1.1 1.1 1.1 0.1 0.1 0.0 0.0 0.0 Morgan Stanley & Co. LLC United States Broker Dealer 208.4 Q3 '21 31-Dec-2023 20.86 1.5 0.5 1.0 1.0 1.0 0.9 0.4 0.1 0.0 0.0 0.1 NewEdge Wealth, LLC United States Other 4.2 Q1 '22 31-Dec-2023 15.62 35.5 0.5 1.0 1.0 1.0 1.0 1.0 0.9 0.9 0.9 0.9 Pictet Asset Management Ltd. England Growth 142.4 Q4 '21 31-Dec-2023 19.23 10.1 0.5 0.9 0.9 0.9 0.8 0.8 0.0 0.0 0.0 0.0 Nuveen LLC United States Pension 423.9 Q3 '21 31-Dec-2023 17.76 19.2 0.4 0.9 0.9 0.9 1.1 1.2 1.2 1.1 0.9 0.2 Loomis, Sayles & Co. United States GARP 74.4 Q3 '23 31-Dec-2023 21.96 (3.6) 0.4 0.9 0.9 0.9 0.8 Fort Washington Investment Advisors, Inc. United States GARP 15.7 Q3 '23 31-Dec-2023 21.96 (3.6) 0.4 0.8 0.8 0.8 0.7 Gulati (Hardeep) United States Strategic 0.0 Q1 '23 05-Apr-2024 21.28 (0.5) 0.3 0.7 0.8 0.9 1.0 1.1 1.2 1.0 1.0 Total 22.2% 45.3 45.4 45.6 43.9 36.5 26.2 22.9 20.6 17.9 Median $ 20.43 3.7 % Weighted Average⁴ $ 20.18 5.9 % Source: Refinitiv; market data as of 16-Apr-2024. 1 Note: BSO of 204.1mm and includes Class A and Class B shares. Calculated as the weighted average cost of current shares held based on quarterly VWAPs and all share purchases 2021-present. 2 3 Calculated as the average cost of all historical share purchases 2021-present based on quarterly VWAPs. Position at latest filing. Valuation Perspectives 16

CONFIDENTIAL – PRELIMINARY DRAFT
SUBJECT TO MATERIAL REVISION

Goldman Sachs

Picasso Illustrative Standalone Valuation Summary

INVESTMENT BANKING

Methodology	Illustrative Share Price	Commentary
Discounted Cash Flow	\$ 18.10 – \$ 31.80	■ 9.0% - 10.5% Discount Rate ■ 2.0% - 4.0% Perpetuity Growth Rate ■ 10.75 Year DCF ■ Based on preliminary Company tax model
Present Value of Future Share Price (EBITDA)	\$ 19.00 – \$ 28.70	■ Picasso Management: \$343 - \$456mm (2025E – 2027E EBITDA) ■ High: 20.0x EV / NTM EBITDA ■ Low: 16.0x EV / NTM EBITDA ■ Cost of Equity: 11.0%
Present Value of Future Share Price (uFCF)	\$ 21.70 – \$ 31.80	■ Picasso Management: \$313 - \$428mm (2025E – 2027E UFCF) ■ High: 23.5x EV / NTM UFCF ■ Low: 19.5x EV / NTM UFCF ■ Cost of Equity: 11.0%
Precedent Premia (2019 to Present)	\$ 23.90 – \$ 29.97	■ Picasso share price of \$19.73 (as of 16-Apr-2024) ■ High: 75th Percentile of 52% ■ Low: 25th Percentile of 21%
Precedent Transactions (2019 to Present)	\$ 13.60 – \$ 37.40	■ Picasso Management: NTM EBITDA of \$304mm ■ High: 29.3x EV/NTM EBITDA ■ Low: 12.6x EV/NTM EBITDA
For Reference: Historical Trading	\$ 16.41 – \$ 25.16	■ 52 Week Intra High: \$25.16 (09-Feb-2024) ■ 52 Week Intra Low: \$16.41 (05-May-2023)
For Reference: Analyst Target Price	\$ 22.50 – \$ 27.00 (Median: \$25.00)	■ High PV of Price Target: \$27.00 – BofA: 26-Feb-2024 ■ Low PV of Price Target: \$22.50 – UBS: 26-Feb-2024

Source: Picasso Management Plan; Market data as of 16-Apr-2024 Current Price: \$ 19.73
Note: Illustrative share price includes the impact of TRA at ~\$419M Book Value as of most recent public filings. Guided buyers to ~\$500M based on assumed \$30 share price.

Valuation Perspectives 17

CONFIDENTIAL – PRELIMINARY DRAFT SUBJECT TO MATERIAL REVISION Picasso Illustrative Analysis at Various Prices ($ in millions, except per share data) Current Illustrative Share Price $ 19.73 $ 22.00 $ 24.00 $ 26.00 $ 28.00 $ 30.00 % Premium to Current $ 19.73 0% 12% 22% 32% 42% 52 % to 52 Week High 25.16 (22) (13) (5) 3 11 19 to 52 Week Low 16.41 20 34 46 58 71 83 to 1 Month VWAP 20.91 (6) 5 15 24 34 43 to 3 Month VWAP 22.06 (11) (0) 9 18 27 36 to 6 month VWAP 22.14 (11) (1) 8 17 26 36 Implied Equity Value $ 4,211 $ 4,696 $ 5,122 $ 5,549 $ 5,976 $ 6,403 (+) Debt 961 961 961 961 961 961 (+) TRA Book Value 419 419 419 419 419 419 (-) Cash (17) (17) (17) (17) (17) (17) Implied Enterprise Value $ 5,574 $ 6,058 $ 6,485 $ 6,912 $ 7,339 $ 7,766 Other Instructure Tyler Vertical EV / EBITDA (Management ) Metric CY2024E $ 277 20.1 x 21.9 x 23.4 x 25.0 x 26.5 x 28.1 x 14.2 x 31.8 x 27.7 x CY2025E 327 17.1 x 18.5 x 19.8 x 21.1 x 22.5 x 23.8 x 12.8 x 28.3 x 26.0 x Other Metric Instructure Tyler Vertical EV / uFCF (Management ) 1 CY2024E $ 248 22.5 x 24.4 x 26.1 x 27.9 x 29.6 x 31.3 x 16.3 x 42.9 x 35.1 x CY2025E 313 17.8 x 19.4 x 20.7 x 22.1 x 23.4 x 24.8 x 15.3 x 37.1 x 29.7 x Source: Picasso Management Plan; Company filings; market data as of 16-Apr-2024 1 2024E uFCF normalized to exclude the $42mm of acquisition cash outflows. Valuation Perspectives 18

CONFIDENTIAL – PRELIMINARY DRAFT SUBJECT TO MATERIAL REVISION Appendix A: Supplementary Materials

CONFIDENTIAL – PRELIMINARY DRAFT SUBJECT TO MATERIAL REVISION Illustrative Sources and Uses Assumes Illustrative Acquisition Premium of 22% or $24.00 per share ($ in millions, except per share data) LTM June EBITDA Source of Capital Amount % of Total First Lien Term Loan 1,530 23% 5.5 x 2nd Lien Term Loan 417 6% 1.5 x Preferred Equity 556 8% 2.0 x Cash on Balance Sheet 17 0% 0.1 x Sponsor Check 4,213 63% 15.1 x Total $ 6,733 Uses of Capital Amount % of Total LTM June EBITDA Purchase of Equity $ 5,122 76% 18.4 x Debt Takeout 961 14% 3.5 x Cash to Balance Sheet 50 1% 0.2 x Illustrative Trxn and Financing Fees 100 1% 0.4 x TRA 500 7% 1.8 x Total $ 6,733 Source: Picasso Management Note: Assumes an acquisition price of $24.00 which is calculated based on 22% premium to the $19.73 closing price as of 16-Apr-2024. Supplementary Materials 20

CONFIDENTIAL – PRELIMINARY DRAFT
SUBJECT TO MATERIAL REVISION
INVESTMENT BANKING

Picasso Valuation Benchmarking

EV / CY 2024E EBITDA


Median: 27.7 x
20.7 x
20.1 x
39.5 x
39.1 x
32.2 x
31.8 x
27.9 x
27.4 x
27.2 x
25.9 x
22.4 x
14.2 x
NM
NM
Picasso Street
Picasso Management
appfolio
ncino
tyler
DESCARTES
jamf
Veeva
aspentech
AUTODESK
INSTRUCTURE 1
PROCORE
GUIDEWIRE

CY 2024 Growth Adj. EBITDA Multiple[2]

Picasso Street	Picasso Management	appfolio	ncino		tyler	Descartes	jamf	Veeva	aspentech	Autodesk	Instructure[1]	Procore	Guidewire
1.42 x	1.19 x	2.25 x	1.11 x	1.81 x	2.10 x	2.43 x	0.75 x	1.68 x	1.42 x	1.91 x	1.48 x	NM	NM

EV / 2024E uFCF[3]


Median: 35.1 x
24.7 x
22.5 x
52.5 x
51.6 x
42.9 x
41.2 x
35.2 x
35.0 x
33.2 x
28.0 x
24.6 x
16.3 x
NM
NM
Picasso Street 5
Picasso Management
appfolio
ncino
tyler
DESCARTES
AUTODESK
aspentech
jamf
Veeva
INSTRUCTURE 1
PROCORE
GUIDEWIRE

CY 2024 Growth Adj. uFCF Multiple[4]

Picasso Street[5]	Picasso Management	appfolio	ncino	tyler		Descartes	Autodesk	aspentech	jamf	Veeva	Instructure[1]	Procore	Guidewire
1.19 x	0.86 x	2.01 x	1.12 x	2.71 x	3.08 x	1.89 x	0.89 x	2.10 x	0.36 x	4.61 x	2.58 x	NM	NM

*Source: Company filings, FactSet median consensus estimates; market data as of 16-Apr-2024. Note: Max. threshold for trading multiples of 55.0x.[1] Instructure EV PF for incremental debt and cash from Parchment acquisition in Q1 2024. [2] Growth Adj. EBITDA multiple shown as EV / 2024 EBITDA divided by 2024 – 2026 CAGR. [3] uFCF shown as (CFO – CapEx – Cap. Software Costs + Interest Expense * (1- Tax Rate)). Assumes 1.2% illustrative pre-TRA payout tax rate for Picasso, per Picasso Management. Software Costs shown as 2023 % of revenue multiplied by 2024 revenue if estimates were unavailable. [4] Growth Adj. uFCF multiple shown as EV / 2024 EBITDA divided by 2025 uFCF growth %. 2025 growth % used instead of 2024-2026 CAGR given 2026 estimates unavailable. [5] 2024E uFCF normalized to exclude the $42mm of acquisition cash outflows.*

Supplementary Materials
21

CONFIDENTIAL – PRELIMINARY DRAFT
SUBJECT TO MATERIAL REVISION

Goldman Sachs

Select Precedent Transactions

INVESTMENT BANKING

EBITDA Multiples | Software Transactions >$1 Billion with <15% Revenue Growth Since 2019

EV / NTM EBITDA[1]


29.3 x
28.7 x
27.6 x
19.7 x
19.3 x
18.4 x
17.5 x
16.6 x
15.7 x
14.5 x
14.4 x
14.2 x
14.1 x
14.0 x
12.6 x
75th Percentile: 19.5 x
Median: 16.6 x
25th Percentile: 14.3 x

Announcement	Dec-2020	Dec-2023	Jul-2023	Jun-2021	Aug-2022	Jan-2024	Feb-2024	Mar-2023	Nov-2021	Apr-2023	Dec-2021	May-2022	Jan-2022	Aug-2023	Aug-2023
Target	RealPage	Alteryx	New Relic	Cloudera	Procare	Procare	Everbridge	Momentive	McAfee	Software AG	Cerner	VMware	Citrix	SUSE	Avid Technology
Acquiror	Thoma Bravo	Clearlake	Francisco Partners & TPG	CD&R & KKR	Frontline	Roper	Thoma Bravo	Symphony Technology Group	Investor Group	Silver Lake	Oracle	Broadcom	Vista & Elliott	EQT	Symphony Technology Group
Transaction Value ($bn)[2]	$ 10.3	$ 4.4	$ 6.1	$ 4.9	$ 3.7	$ 1.9	$ 1.8	$ 1.5	$ 14.1	$ 2.6	$ 29.4	$ 69.2	$ 16.4	$ 3.5	$ 1.4
% Cash Consideration	100 %	100 %	100 %	100 %	100 %	100 %	100 %	100 %	100 %	100 %	100 %	49 %	100 %	100 %	100 %
Premium to Undisturbed	31 %	59 %	17 %	24 %	-	-	47 %	46 %	23 %	63 %	20 %	44 %	24 %	67 %	32 %
Acquiror EV / NTM EBITDA Multiple	-	-	-	-	-	-	-	-	-	-	-	12.4 x	-	-	-
Target NTM Revenue Growth	13 %	11 %	11 %	7 %	0 %	0 %	3 %	3 %	10 %	7 %	6 %	7 %	3 %	5 %	12 %
Target NTM Operating Margin	25 %	12 %	16 %	16 %	-	-	18 %	15 %	42 %	16 %	22 %	27 %	26 %	-	21 %

Source: Public Filings, FactSet

[1] Transaction multiple reflects metrics at announcement. NTM EBITDA reflects median consensus estimates for the next twelve-month period as of transaction announcement date. [2] Transaction value includes convertible note breakage costs assuming takeout date per anticipated transaction close referenced in announcement press release. Convertible note breakage costs exclude any impact from capped call unwind.

Supplementary Materials
22

CONFIDENTIAL – PRELIMINARY DRAFT SUBJECT TO MATERIAL REVISION Precedent M&A Transaction Premia 2019 – 2024 YTD | All Cash TMT Deals Median Premia to Undisturbed Price th 25 percentile: 21% th 75 percentile: 52% Median: 32% 33% 32% 32% 31% 26% 25% 2018 2019 2020 2021 2023 2024 YTD Source: FactSet as of 16-Apr-2024 Note: Includes all-cash U.S. TMT M&A transactions since 01-Jan-2019 with an enterprise value greater than $200mm. N = 171. Supplementary Materials 23

CONFIDENTIAL – PRELIMINARY DRAFT
SUBJECT TO MATERIAL REVISION
INVESTMENT BANKING

Goldman Sachs

Common Stock Comparison
($ in millions, except per share data)

Company Name	Closing Price	% of 52-Week High	Fully Diluted Equity Value	Enterprise Value	EV / Revenue		EV / EBITDA		EV / uFCF	EV / uFCF	Revenue Growth		EBITDA Margin		uFCF Margin	
					CY2024	CY2025	CY2024	CY2025	CY2024	CY2025	LFQ	'23 - '25	CY2024	CY2025	CY2024	CY2025
Picasso (Management)	**$ 19.73**	**79 %**	**$ 4.2**	**$ 5.6**	**7.1 x**	**6.4 x**	**20.1 x**	**17.1 x**	**22.5 x**	**17.8 x**	**13 %**	**11 %**	**35 %**	**37 %**	**31 %**	**36 %**
Picasso (Street)	**$ 19.73**	**79 %**	**$ 4.2**	**$ 5.6**	**7.1 x**	**6.4 x**	**20.7 x**	**18.2 x**	**24.7 x**	**20.5 x**	**13 %**	**12 %**	**34 %**	**35 %**	**29 %**	**31 %**
Vertical Software Peers																
Appfolio	$ 214.58	86 %	$ 8.0	$ 7.7	10.1 x	8.5 x	39.5 x	30.6 x	52.5 x	41.6 x	39 %	18 %	26 %	28 %	19 %	20 %
AspenTech	200.45	85	12.9	12.7	10.8	9.8	25.9	21.9	33.2	28.7	6	9	42	45	32	34
Autodesk	228.24	86	50.1	50.2	8.4	7.6	22.4	20.0	35.0	25.1	11	10	37	38	24	30
Dassault	90.91	99	7.9	7.6	12.4	11.2	27.9	24.8	35.2	29.7	17	10	44	45	35	38
Guidewire	109.31	90	9.1	8.7	8.6	7.6	NM	42.8	NM	43.9	4	11	14	18	14	17
Instructure[1]	19.53	69	2.8	3.8	5.8	5.3	14.2	12.8	16.3	15.3	9	10	41	41	36	34
JAMF	18.14	81	2.5	2.7	4.3	3.8	27.4	17.2	28.0	15.8	16	14	16	22	15	24
Ncino	29.94	80	3.6	3.6	6.6	5.7	39.1	29.5	51.6	35.3	13	17	17	19	13	16
Paycor	72.99	89	11.4	10.7	9.4	7.8	NM	50.3	NM	NM	29	20	13	16	11	12
SPS Commerce	163.35	77	6.2	5.9	9.6	8.4	32.2	27.2	41.2	36.4	19	14	30	31	23	23
Tyler Technologies	399.22	90	17.3	17.8	8.4	7.7	31.8	28.3	42.9	37.1	6	10	26	27	20	21
Veeva	200.37	85	33.1	29.0	10.7	9.4	27.2	23.5	24.6	23.4	12	14	40	40	44	40
			Peer Mean		**8.8 x**	**7.7 x**	**28.8 x**	**27.4 x**	**36.0 x**	**30.2 x**	**15 %**	**13 %**	**29 %**	**31 %**	**24 %**	**26 %**
			Peer Median		**9.0 x**	**7.8 x**	**27.7 x**	**26.0 x**	**35.1 x**	**29.7 x**	**13 %**	**12 %**	**28 %**	**29 %**	**21 %**	**24 %**

Source: Picasso Management Plan; Company filings, FactSet median consensus estimates; market data as of 16-Apr-2024. Note: Maximum threshold for trading multiples set to 55.0x. [1] Instructure EV PF for incremental debt and cash used for Parchment acquisition in Q1 2024.

Supplementary Materials
24